Exhibit 10.4

                          TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT ("AGREEMENT") is made this 20th day of March, 2002 by and between MEGAWATT ENERGY CORPORATION, a California corporation, having principal mailing address at 4735 Clairemont Square, Suite 314, San Diego, CA 92117 ("LICENSOR") and NEW ENERGY CORPORATION, a Utah corporation, having principal offices at 5685 La Jolla Blvd., La Jolla, CA 92037 ("LICENSEE"). LICENSOR and LICENSEE hereinafter individually "PARTY" or collectively "PARTIES."
                                    RECITALS

WHEREAS, LICENSOR is licensed by owner by assignment and otherwise to certain proprietary intellectual property claims (filed or currently being filed under U.S. International and Pan-American Intellectual Property Conventions) and possesses the technology, proprietary methods and resources to manufacture High Concentration Photovoltaic Solar Generators ("HCPV") capable of delivering electric and thermal energy to residential, commercial, industrial and utility scale end-users; and,

WHEREAS, LICENSEE desires to license under said proprietary intellectual property rights, proprietary technology and methods and possesses component parts inventories for the manufacture of HCPV Solar Generators, resources to market HCPV Solar Generators and a unique financing method to access funding of customer orders.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the PARTIES agree as follows:

                                    AGREEMENT

1.   DEFINITIONS: as used herein, the term:
     1.1 "Proprietary Technology" shall mean a multi-purpose dual-axis tracking system to allow the Solar Generator HCPV collectors to follow the sun whereby the sun's rays are maintained at a perpendicular angle to the collectors in order to maximize efficiency.
     1.2 "Proprietary Methods" shall mean the planning, design, construction and installation of HCPV Solar Generators utilizing the methods and experience of LICENSOR.
     1.3 "Proprietary Intellectual Property Rights" and "Licensor Rights" shall mean Copyrights, Tradenames, Trademarks and potential Patent Pending claims supporting the proprietary ownership position in certain unique intellectual property and proprietary methods associated with the HCPV Solar Generators as may or may not be granted by U.S. Patent Office and under International and Pan-American Intellectual Property Conventions that MEC has with owner.
     1.4 "Licensor Rights" shall mean all letters patent and patent applications, current or contemplated, claiming priority from or based on "Licensor Proprietary Intellectual Property Rights" and all unregistered proprietary methods employed in the manufacturing of HCPV Solar Generators.
     1.5 "HCPV Solar Generators" shall mean High Concentration Photovoltaic Dual-Axis Tracking Solar Electro-Thermal Generators.
     1.6 "Designated Territories" shall mean Worldwide. The ability to market NECO HCPV Solar Generators for sale or to sell energy produced therefrom anywhere in the world.
     1.8 "Customers" shall mean either purchasers of NECO HCPV Solar Generators or entities that purchase energy from LICENSEE under NECO Energy Purchase Agreement(s).

2.   GRANT OF LICENSE
     2.1 Upon terms and conditions set forth herein, LICENSOR hereby grants to LICENSEE a license for the Designated Territory for a proprietary NECO HCPV Solar Generator product line for designated commercial and residential applications, under the claims of LICENSOR Patent Rights

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          and employing LICENSOR  proprietary methods to use the NECO HCPV Solar
          Generators in conjunction with any energy facilitator program that LICENSEE desires.
     2.2 The NECO HCPV Solar Generator product line shall be agreed upon by the PARTIES regarding the size(s), model(s) and rated output(s) of the electric and thermal energy generated. These models shall comprise LICENSEE's unique and proprietary NECO Solar Generator products.
     2.3  LICENSOR
          2.3.1 shall not sell or manufacture HCPV Solar Generators to other parties that use the same model, size or energy output of LICENSEE's product line.
          2.3.2 can design, sell and manufacture other HCPV product lines utilizing different sizes or outputs as long as these product lines do not copy the NECO size, models or output.

3.   NON EXCLUSIVE AGREEMENT
     3.1 This AGREEMENT is for the license and use of Proprietary Technology and is not to be construed as to any other relation between the PARTIES such as a joint venture, common enterprise, partnership, common entity or the transfer of any rights, title and interest in the Proprietary Technology.
     3.2 This AGREEMENT is for the sale and factory financing of LICENSORS HCPV Solar Generators. The design models are proprietary to LICENSEE as granted by LICENSOR and other than price discounts of HCPV Solar Generators and the five (5) year warranty, no other relationship exists between the parties.
     3.3 LICENSEE recognizes that LICENSOR may in the future become active in other gainful endeavors and acknowledges and agrees that LICENSOR is not expected nor require its full time or attention to the duties hereunder.
     3.4 LICENSEE understands by this AGREEMENT, LICENSOR is not transferring any rights, title or interests other than provided herein to LICENSEE.
     3.5 LICENSOR retains the sole right to enter into HCPV Solar Generator sales or license agreements for its Proprietary Technology and designs with other private or public parties, including agencies of Federal, State and/or City governments, institutions.
     3.6 LICENSOR retains the right to promote or conduct direct sales for other models or product lines utilizing LICENSOR's HCPV technology.

4.   SALES TERMS
     4.1 LICENSEE agrees to promptly pay LICENSOR sixty percent (60%) of the LICENSOR's standard retail sales price upon the placement of an order for a NECO HCPV Solar Generator.
     4.2  LICENSOR
          4.2.1 agrees to extend financing terms for the balance of forty percent (40%) of the LICENSOR's standard retail sales price. The financing is to be in the form of a long-term note payable by LICENSEE to LICENSOR.
          4.2.2 agrees to provide to LICENSEE a thirty percent (30%) discount of the LICENSOR's standard retail sales price. LICENSOR shall provide a retail price schedule on all HCPV Solar Generators to NECO.
     4.3 In the event LICENSOR utilizes any of the component parts from the LICENSEE's inventory, LICENSOR agrees to reimburse LICENSEE based on appraised value of inventory.

5.   ADDITIONAL TERMS
     5.1  OBLIGATIONS OF LICENSOR: LICENSOR
          5.1.1 is responsible for the manufacturing of any and all NECO HCPV Solar Generators purchased by LICENSEE. LICENSOR warranties all materials, labor and performance of NECO HCPV Solar Generators for a period of five (5) years. 5.1.2 agrees to provide technical and engineering support to LICENSEE as required.

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     5.2  OBLIGATIONS OF LICENSEE: LICENSEE
          5.2.1 is responsible for the installation and maintenance of all NECO HCPV Solar Generators purchased.
          5.2.2 is also responsible for the extended warranty of all materials, labor and performance of NECO HCPV Solar Generators subsequent to the five (5) year warranty period.
     5.3 Customers which have had no prior contact with LICENSOR or its affiliates must be registered by LICENSEE with and approved by LICENSOR in writing (via Email). Subject to receiving the Customer information and after confirmation by LICENSOR, LICENSEE shall be granted a twenty four (24) month exclusive time period to complete the transaction with Customer. After the end of this period, exclusivity ends.

6.   NON DISCLOSURE, CONFIDENTIALITY AND NON COMPETITION
     6.1 LICENSOR is disclosing certain information believed to be proprietary relating to its HCPV Solar Generators and in particular relating to the Rankine Cycle turbine generator system. Such information is fully confidential and should not be disclosed through presentation, commerce, research or in any other way without subsequent written agreement or written approval by LICENSOR.
     6.2 LICENSOR has the right to disclose this information and any written matter and LICENSEE agrees said information will be preserved in complete confidence and promptly returned to LICENSOR upon request.
     6.3 LICENSEE covenants they will not compete with or cause anyone else to compete with LICENSOR or its designees in respect to the substance of this information.
     6.4 The PARTIES of this AGREEMENT agree that even though this document is confidential between the PARTIES, the original or copies of this document in possession of members of either PARTY may be used in camera before a court of proper jurisdiction for purposes of securing an ex-parte order enjoining either PARTY or their directors, officers, employees, agents or consultants from disclosing or continuing to disclose any of the names of principals and/or the business of either PARTY to anyone, anything or specifically to the media.
     6.5 The PARTIES to this AGREEMENT hereby waive the mandatory four hour notice required by law to seek an injunction against the other PARTY if either PARTY breaches this Non-Disclosure section of this AGREEMENT.
     6.6 All PARTIES individually and severally agree that if they breach this portion of this AGREEMENT, the PARTY to have breached this AGREEMENT shall be severally liable for attorneys fees, court costs, staff time, and any reasonable damage the other Part may prove in a court of law.

7.   DURATION AND TERMINATION
     7.1 This AGREEMENT shall continue in full force and effect until December 31, 2025 and be automatically renewable for two successive and equal terms, at the option of the LICENSEE, provided however, that the AGREEMENT and Licenses are in good standing, full force and effect.
     7.2 If LICENSEE shall at any time default in the payment of any monies due hereunder, or the rendering any other obligations hereof, and such default shall not be cured within forty five (45) days after such written notice by LICENSOR to LICENSEE, this AGREEMENT is void and shall automatically terminate.
     7.3 If default should occur, LICENSOR shall have the right to seek administrative and legal relief as provided hereunder.
     7.4 LICENSOR shall have the right to terminate this AGREEMENT by giving written notice of termination to LICENSEE in the event of any one of the following should occur:
          7.4.1     Liquidation of LICENSEE.
          7.4.2 Insolvency or bankruptcy of LICENSEE, whether voluntary or involuntary.
          7.4.3 Failure of LICENSEE to immediately satisfy any judgment against it.
          7.4.4     Appointment of a trustee or receiver for LICENSEE; or,
          7.4.5     Any assignment by LICENSEE for the benefit of creditors.
     7.5 The waiver of any default under this AGREEMENT by either PARTY shall not constitute a waiver of the right to terminate this AGREEMENT for

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          any  subsequent  or like  default,  and the  exercise  of the right of termination shall not have the effect of waiving any damages to which either PARTY might otherwise be entitled.
     7.6 Termination of this AGREEMENT, for any cause whatsoever, shall in no manner interfere with, affect or prevent the collection by LICENSOR of any and all sums of money due to it under this AGREEMENT.

8.   DISPUTES
     The PARTIES understand there are many documents needed to carry out their objectives as described herein and that they will negotiate in good faith to resolve any differences of opinion in order to carry out the express intent of this relationship. In the unlikely event that the PARTIES are not able (through good-faith negotiation and mediation) to resolve any differences of opinion or dispute, they agree as follows:
     8.1 Any Dispute, controversy or claim arising under, out of or relating to this AGREEMENT (and subsequent amendments thereof) and its valid conclusion, binding effect, interpretation, performance, breach or termination, including tort claims (hereinafter referred to as "the Dispute") shall be submitted to Mediation in accordance with the Rules of the American Arbitration Association in force at the time of initiating the mediation procedure.
     8.2 If the Dispute has not been settled pursuant to the Mediation procedure within 60 days of the initiation of the Mediation, or if either Party will not participate in the Mediation, the Dispute shall be referred to and finally determined by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in force when initiating the arbitral procedure.
     8.3 The arbitral tribunal shall consist of a sole arbitrator. The place of arbitration shall be San Diego, USA. The language to be used in the arbitral proceedings shall be English. All disputes, controversies or claims referred to arbitration including those on any statute of limitations, set-off claims, tort claims and interest claims shall be governed by the substantive law of California, U.S.A.

9.   INDEMNIFICATION
     9.1 LICENSOR agrees to indemnify and hold LICENSEE harmless from and against any and all liability, damage, expense, claims, or judgments, including reasonable attorneys' fees, resulting from fiscal loss or damages resulting from Intellectual Property infringement issues wherein LICENSEE is named as a defendant from third party law suits arising out of the development, commercialization, use and exploitation of the HCPV Solar Generator technology.
     9.2 The PARTIES shall mutually hold each harmless against any losses, claims, damages, fines, expenses or liabilities, joint or several, including amounts paid in settlement to which either PARTY may become subject, insofar as such losses, claims, damages, fines, expenses, or liabilities (or actions in respect thereof) arise out of, or are based upon any act or failure to act by either PARTY and, directly or indirectly, relate to the services of either PARTY or its director, officer, employee, agent or consultant or of any other corporation, partnership, joint venture, trust or other enterprise which, as the representative of either PARTY, served as such, serves or will serve at the request of either PARTY.
     9.3 The indemnification provided by this AGREEMENT shall cover any indemnified party who is or was a party or is threatened to be made a party to any threatened, pending or contemplated action or investigation, including to the extent permitted by applicable law an action by or in the right of Indemnified Party, either PARTY or any of its subsidiaries, (the "Companies"), and shall apply to the extent permitted by applicable law despite any judgment, order, settlement, conviction or plea of nolo contendere or its equivalent and despite any adjudication of liability, negligence, misconduct or unlawful conduct, if the Indemnified Party acted in good faith with respect to the PARTIES and in a manner which the Indemnified Party reasonably believed to be in or not opposed to the best interest of the PARTIES.

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     9.4  Indemnification  payments under this AGREEMENT shall be made by either
          PARTY promptly as any legal or other expenses are incurred by an Indemnified Party and, except to the extent required by applicable law, no further authorization or approval by the Board of Directors or shareholders of either PARTY or by any court shall be required for such payment.
     9.5  Following   receipt  by  any  Indemnified   Party  of  notice  of  the
          commencement of any legal action, the Indemnified Party will notify the other PARTY of the commencement thereof and the other PARTY shall be entitled to participate therein to the extent that it may desire, with counsel satisfactory to the Indemnified Party; provided, however, that failure to give notice as provided by this paragraph shall not constitute a waiver of any rights under this AGREEMENT. Whether or not either PARTY has counsel in any such legal action, any Indemnified Party shall be entitled to select his own counsel and to be reimbursed for legal expenses as provided herein.
     9.6 The indemnification provided by this AGREEMENT shall not be deemed exclusive of any other rights to which any Indemnified Party may be entitled under charter or by-law provisions, agreement, vote of
          directors  or   shareholders   or  otherwise.   The   termination   or
          modification of this AGREEMENT and the termination of services of the Indemnified Party to the other party and its subsidiaries hereunder shall not affect the indemnification rights of the Indemnified Party for any act or failure to act occurring prior to such termination or modification, without regard to whether legal action was instituted or threatened after termination.

10.  INSOLVENCY OR MERGER
     In the event of a bankruptcy, insolvency, change of control or if either PARTY or its assigns shall at any time be merged or consolidated into or with any other company or corporation, or if substantially all of the assets or control of either PARTY are at any time sold or transferred to any other company or corporation, the provisions of this AGREEMENT shall be binding upon and inure to the benefit of the company or corporation resulting from such merger, sale, transfer or consolidation and these provisions shall apply in the event of any subsequent merger, transfer, sale or consolidation.

11.  FORCE MAJEURE
     Neither PARTY shall be deemed to be in default if performance of the obligations required by this AGREEMENT is delayed or becomes impossible because of any act of God, war, earthquake, fire, strike, sickness, accident, civil commotion, epidemic, act of government, its agencies or officers, or any other legitimate cause beyond the control of LICENSEE or LICENSOR. Upon occurrences of any such event, or if the PARTIES fail to perform any or all of the conditions or covenants of this AGREEMENT because of circumstances beyond the control of the PARTIES and not induced or brought about by the unreasonable acts of the PARTIES, then the PARTIES, in addition to any other rights and remedies they may have, may elect, by giving notice to one another, to extend the term of this AGREEMENT for a period equivalent to all or any part of the period that any such conditions shall prevail or that the PARTIES shall be in default. In the event of any such extension, specific dates, periods and time requirements referred to herein shall be postponed or extended accordingly.

12.  ASSIGNABILITY
     12.1 This AGREEMENT shall not be assignable by LICENSEE except with prior written consent of LICENSOR provided LICENSOR consents to a transfer to any company owned by LICENSEE. Any attempt to assign shall be void and, if completed, cause automatic termination of this Agreement.
     12.2 In the event LICENSEE wishes to sell any of its rights, LICENSOR shall have a right of first refusal.

13.  RIGHTS OF HEIRS
     The rights and benefits of both PARTIES under this AGREEMENT are personal to them, including persons having an interest therein, and except for the foregoing, no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.

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14.  NOTICES
     Any notices or other communication related to this AGREEMENT shall be deemed sufficiently given if sent by facsimile transmission or Email followed by courier to the PARTY at its address set forth at the beginning of this AGREEMENT; provided however, that either PARTY may change the address to which any such notice or communication is to be sent or delivered by giving the other PARTY written notice of such change.

15.  FUTURE AGREEMENTS AND MODIFICATIONS TO THIS AGREEMENT
     15.1 The PARTIES agree and understand that a more definitive agreement shall be created by the PARTIES to fulfill the scope and intent of this AGREEMENT.
     15.2 This AGREEMENT embodies all of the understanding and obligations between the PARTIES with respect to the subject matter hereof. No amendment or modification of this AGREEMENT shall be valid or binding upon the PARTIES unless made in writing, signed on behalf of each of the PARTIES by their respective proper officers thereunto duly authorized.

16.  PROVISIONS
     In the event that one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, it being the intention of the PARTIES hereto that indemnification be provided to the Indemnified Party to the fullest extent allowable under applicable law.

IN WITNESS WHEREOF, the respective duly authorized representatives of the PARTIES have caused this AGREEMENT to be executed as of the date first above written in the City of San Diego, County of San Diego, State of California.


MEGAWATT ENERGY CORPORATION             NEW ENERGY CORPORATION
(LICENSOR)                              [NECO Energy Corporation]
                                        (LICENSEE)


----------------------------------      ----------------------------------------
By: Frank Dostalek, President           By: John McDonald, President


WITNESS:                                WITNESS:


----------------------------------      ----------------------------------------
By: Lynn Stratford, Secretary           By: Tor Ewald, Secretary

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